EXHIBIT 99.1

McGrath RentCorp Announces Results for Fourth Quarter 2019

Company Announces 12% Dividend Increase; 29th Consecutive Year Increase

LIVERMORE, Calif., Feb. 25, 2020 (GLOBE NEWSWIRE) -- McGrath RentCorp (NASDAQ: MGRC) (the “Company”), a diversified business-to-business rental company, today announced total revenues for the quarter ended December 31, 2019 of $147.2 million, an increase of 11%, compared to the fourth quarter of 2018.  The Company reported net income of $26.4 million, or $1.07 per diluted share, for the fourth quarter of 2019, compared to net income of $24.2 million, or $0.99 per diluted share, for the fourth quarter of 2018.

Total revenues for the year ended December 31, 2019 increased to $570.2 million from $498.3 million in 2018, with income from operations increasing 20% to $141.4 million.  Net income for the year ended December 31, 2019 increased to $96.8 million, or $3.93 per diluted share, from $79.4 million, or $3.24 per diluted share, in 2018.

The Company also announced that the board of directors declared a quarterly cash dividend of $0.42 per share for the quarter ending March 31, 2020, an increase of $0.045, or 12%, over the prior year period.  The cash dividend will be payable on April 30, 2020 to all shareholders of record on April 15, 2020.  This marks the 29th consecutive year the Company has increased its annual dividend.

FOURTH QUARTER 2019 COMPANY HIGHLIGHTS:

  Income from operations increased 9% year-over-year to $38.2 million.
  Rental revenues increased 8% year-over-year to $92.2 million.
  Adjusted EBITDA1 increased 11% year-over-year to $63.7 million.
  Dividend rate increased 10% year-over-year to $0.375 per share for the fourth quarter of 2019.  On an annualized basis, this dividend represents a 1.9% yield on the February 24, 2020 close price of $78.54 per share.

Joe Hanna, President and CEO of McGrath RentCorp, made the following comments regarding these results and future expectations:

“We were pleased with our fourth quarter 2019 results as our teams delivered impressive revenue and operating profit growth over the strong fourth quarter results of 2018.  The positive trends seen earlier in the year at Mobile Modular and TRS-RenTelco continued into the fourth quarter, more than offsetting weaker market demand conditions for Adler Tank Rentals.

Full year results reflected overall healthy demand for the markets we serve, coupled with continued focus on performance improvement and disciplined capital allocation.  Our 20% growth in income from operations was driven by strong rental operations revenue growth of 13% and a notably strong year for equipment sales revenues, which grew by 19%.

Looking ahead we expect overall business conditions to support further growth for the Company in 2020, despite softer demand conditions for Adler Tank Rentals.  We will maintain our focus on performance improvement and execution, and I believe that we will continue to build upon 2019’s successes.”

DIVISION HIGHLIGHTS:

All comparisons presented below are for the quarter ended December 31, 2019 to the quarter ended December 31, 2018 unless otherwise indicated.

MOBILE MODULAR

For the fourth quarter of 2019, the Company’s Mobile Modular division reported income from operations of $23.9 million, an increase of $4.5 million, or 23%.  Rental revenues increased 14% to $48.6 million, depreciation expense increased 5% to $5.6 million and other direct costs increased 22% to $11.4 million, which resulted in an increase in gross profit on rental revenues of 13% to $31.5 million.  The rental revenue growth came from both commercial and education markets.   Rental related services revenues increased 16% to $16.4 million, with associated gross profit increasing 17% to $4.1 million.  Sales revenues increased 78% to $15.6 million and gross margin on sales increased to 30% from 28%, resulting in a 94% increase in gross profit on sales revenues to $4.7 million.  Selling and administrative expenses increased 19% to $17.7 million, primarily due to higher allocated corporate expenses and increased salaries and employee benefit costs.

TRS-RENTELCO

For the fourth quarter of 2019, the Company’s TRS-RenTelco division reported income from operations of $9.5 million, an increase of $1.0 million, or 11%.  Rental revenues increased 15% to $27.7 million, depreciation expense increased 20% to $11.4 million and other direct costs increased 6% to $4.1 million, which resulted in a 14% increase in gross profit on rental revenues to $12.1 million.  The rental revenue growth came from both general purpose and communications test equipment market.  Sales revenues decreased 17% to $5.4 million.  Gross margin on sales increased to 62% from 47%, resulting in a 9% increase in gross profit on sales revenues to $3.3 million.  Selling and administrative expenses increased 8% to $6.5 million, primarily due to higher allocated corporate expenses and increased salaries and employee benefit costs.

ADLER TANKS

For the fourth quarter of 2019, the Company’s Adler Tanks division reported income from operations of $3.4 million, a decrease of $1.9 million, or 36%.  Rental revenues decreased 13% to $16.0 million, depreciation expense increased 3% to $4.1 million and other direct costs decreased 1% to $2.7 million, which resulted in a decrease in gross profit on rental revenues of 21% to $9.1 million.  The rental revenue decrease was across all end markets.  Rental related services revenues increased 2% to $7.0 million, with gross profit on rental related services decreasing 2% to $1.4 million.  Selling and administrative expenses decreased 7% to $7.3 million, primarily due to decreased salaries and employee benefit costs.

FINANCIAL OUTLOOK:

For the full-year 2020, the Company expects:

  Total revenue: $575 million - $595 million, compared to $570 million in 2019.
  Adjusted EBITDA1: $240 million - $248 million, compared to $237 million in 2019.
  Net capital expenditures2: $110 million to $120 million, compared to $135 million in 2019.

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs and share-based compensation.  A reconciliation of actual net income to Adjusted EBITDA and Adjusted EBITDA to net cash provided by operating activities can be found at the end of this release.
2. Net capital expenditure is purchases of rental equipment and property, plant and equipment less proceeds from sales of used rental equipment

ABOUT MCGRATH RENTCORP:

Founded in 1979, McGrath RentCorp (Nasdaq: MGRC) is a diversified business-to-business rental company providing modular buildings, electronic test equipment, portable storage and tank containment solutions across the United States and other select North American regions.  The Company’s rental operations consist of four divisions: Mobile Modular rents and sells modular buildings to fulfill customers’ temporary and permanent classroom and office space needs; TRS-RenTelco rents and sells electronic test equipment; Adler Tank Rentals rents and sells containment solutions for hazardous and nonhazardous liquids and solids; and Mobile Modular Portable Storage provides portable storage rental solutions.  For more information on McGrath RentCorp and its operating units, please visit our websites:

Corporate – www.mgrc.com
Modular Buildings – www.mobilemodular.com
Electronic Test Equipment – www.trsrentelco.com
Tanks and Boxes – www.adlertankrentals.com
Portable Storage – www.mobilemodularcontainers.com
School Facilities Manufacturing – www.enviroplex.com

You should read this press release in conjunction with the financial statements and notes thereto included in the Company’s latest Forms 10-K, 10-Q and other SEC filings.  You can visit the Company’s web site at www.mgrc.com to access information on McGrath RentCorp, including the latest Forms 10-K, 10-Q and other SEC filings.

CONFERENCE CALL NOTE:

As previously announced in its press release of January 27, 2020, McGrath RentCorp will host a conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on February 25, 2020 to discuss the fourth quarter 2019 results.  To participate in the teleconference, dial 1-844-707-0666 (in the U.S.), or 1-703-639-1220 (outside the U.S.), or to listen only, access the simultaneous webcast at the investor relations section of the Company’s website at https://investors.mgrc.com/.  A replay will be available for 7 days following the call by dialing 1-855-859-2056 (in the U.S.), or 1-404-537-3406 (outside the U.S.).  The pass code for the conference call replay is 1079158.  In addition, a live audio webcast and replay of the call may be found in the investor relations section of the Company’s website at https://investors.mgrc.com/events-and-presentations.

FORWARD-LOOKING STATEMENTS:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements, other than statements of historical facts, regarding McGrath RentCorp’s expectations, strategies, prospects or targets are forward looking statements.  These forward-looking statements also can be identified by the use of forward-looking terminology such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “plan,” “predict,” “project,” or “will,” or the negative of these terms or other comparable terminology.  In particular, Mr. Hanna’s comments on the expectation of overall business conditions supporting further growth for the Company in 2020, despite softer demand conditions for Adler Tank Rentals, as well as the full year 2020 outlook in the “Financial Outlook” section are forward-looking.

These forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties that could cause our actual results to differ materially from those projected including: the health of the education and commercial markets in our modular building division; the activity levels in the general purpose and communications test equipment markets at TRS-RenTelco; the utilization levels and rental rates of our Adler Tanks liquid and sold containment tank and box rental assets; continued execution of our performance improvement initiatives; and our ability to effectively manage our rental assets, as well as the factors disclosed under “Risk Factors” in the Company’s Form 10-K and other SEC filings.

Forward-looking statements are made only as of the date hereof.  Except as otherwise required by law, we assume no obligation to update any of the forward-looking statements contained in this press release.

MCGRATH RENTCORP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands, except per share amounts)	2019	2018	2019	2018
Revenues
Rental	$92,231	$85,091	$353,889	$318,774
Rental related services	24,300	22,110	101,038	82,907
Rental operations	116,531	107,201	454,927	401,681
Sales	28,842	24,896	110,229	92,618
Other	1,848	1,018	5,074	4,031
Total revenues	147,221	133,115	570,230	498,330
Costs and Expenses
Direct costs of rental operations:
Depreciation of rental equipment	21,169	18,852	80,391	73,139
Rental related services	18,734	16,894	76,241	64,298
Other	18,237	15,982	79,365	68,678
Total direct costs of rental operations	58,140	51,728	235,997	206,115
Costs of sales	18,084	16,284	68,068	58,964
Total costs of revenues	76,224	68,012	304,065	265,079
Gross profit	70,997	65,103	266,165	233,251
Selling and administrative expenses	32,749	29,937	124,793	115,770
Income from operations	38,248	35,166	141,372	117,481
Other income (expense):
Interest expense	(2,924)	(3,164)	(12,331)	(12,297)
Foreign currency exchange gain (loss)	130	16	84	(489)
Income before provision for income taxes	35,454	32,018	129,125	104,695
Provision for income taxes	9,053	7,769	32,319	25,289
Net income	$26,401	$24,249	$96,806	$79,406
Earnings per share:
Basic	$1.09	$1.00	$3.99	$3.29
Diluted	$1.07	$0.99	$3.93	$3.24
Shares used in per share calculation:
Basic	24,290	24,179	24,250	24,141
Diluted	24,697	24,514	24,623	24,540
Cash dividends declared per share	$0.375	$0.340	$1.50	$1.36

MCGRATH RENTCORP
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31,
(in thousands)	2019	2018
Assets
Cash	$2,342	$1,508
Accounts receivable, net of allowance for doubtful accounts of $1,883 in 2019 and 2018	128,099	121,016
Rental equipment, at cost:
Relocatable modular buildings	868,807	817,375
Electronic test equipment	335,343	285,052
Liquid and solid containment tanks and boxes	316,261	313,573
	1,520,411	1,416,000
Less accumulated depreciation	(552,911)	(514,985)
Rental equipment, net	967,500	901,015
Property, plant and equipment, net	131,047	126,899
Prepaid expenses and other assets	45,356	31,816
Intangible assets, net	7,334	7,254
Goodwill	28,197	27,808
Total assets	$1,309,875	$1,217,316
Liabilities and Shareholders' Equity
Liabilities:
Notes payable	$293,431	$298,564
Accounts payable and accrued liabilities	109,174	90,844
Deferred income	54,964	49,709
Deferred income taxes, net	218,270	206,664
Total liabilities	675,839	645,781
Shareholders’ equity:
Common stock, no par value - Authorized 40,000 shares
Issued and outstanding - 24,296 shares as of December 31, 2019 and 24,182 shares as of December 31, 2018	106,360	103,801
Retained earnings	527,746	467,783
Accumulated other comprehensive loss	(70)	(49)
Total shareholders’ equity	634,036	571,535
Total liabilities and shareholders’ equity	$1,309,875	$1,217,316

MCGRATH RENTCORP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Twelve Months Ended December 31,
(in thousands)	2019	2018
Cash Flows from Operating Activities:
Net income	$96,806	$79,406
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	89,476	81,975
Impairment of rental assets	—	39
Provision for doubtful accounts	1,013	581
Share-based compensation	5,892	4,111
Gain on sale of used rental equipment	(21,309)	(19,559)
Foreign currency exchange (gain) loss	(84)	489
Amortization of debt issuance costs	11	20
Change in:
Accounts receivable	(7,323)	(15,725)
Prepaid expenses and other assets	(13,530)	(9,351)
Accounts payable and accrued liabilities	20,298	(1,612)
Deferred income	5,138	10,258
Deferred income taxes	11,606	12,035
Net cash provided by operating activities	187,994	142,667
Cash Flows from Investing Activities:
Purchases of rental equipment	(167,703)	(123,071)
Purchases of property, plant and equipment	(12,080)	(15,664)
Cash paid for acquisition of business assets	(7,808)	(7,543)
Proceeds from sales of used rental equipment	44,447	41,786
Net cash used in investing activities	(143,144)	(104,492)
Cash Flows from Financing Activities:
Net borrowings (repayment) under bank lines of credit	(5,144)	15,130
Principal payments on Series A senior notes	—	(20,000)
Taxes paid related to net share settlement of stock awards	(3,333)	(3,257)
Payment of dividends	(35,539)	(30,939)
Net cash used in financing activities	(44,016)	(39,066)
Effect of foreign currency exchange rate changes on cash	—	(102)
Net increase (decrease) in cash	834	(993)
Cash balance, beginning of period	1,508	2,501
Cash balance, end of period	$2,342	$1,508
Supplemental Disclosure of Cash Flow Information:
Interest paid, during the period	$12,475	$12,598
Net income taxes paid, during the period	$17,528	$18,157
Dividends accrued during the period, not yet paid	$9,489	$8,388
Rental equipment acquisitions, not yet paid	$6,496	$9,695

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended December 31, 2019
(dollar amounts in thousands)	Mobile Modular	TRS-RenTelco	Adler Tanks	Enviroplex	Consolidated

Revenues
Rental	$48,580	$27,654	$15,997	$—	$92,231
Rental related services	16,449	835	7,016	—	24,300
Rental operations	65,029	28,489	23,013	—	116,531
Sales	15,642	5,361	263	7,576	28,842
Other	1,223	557	68	—	1,848
Total revenues	81,894	34,407	23,344	7,576	147,221

Costs and Expenses
Direct costs of rental operations:
Depreciation	5,622	11,415	4,132	—	21,169
Rental related services	12,333	783	5,618	—	18,734
Other	11,415	4,097	2,725	—	18,237
Total direct costs of rental operations	29,370	16,295	12,475	—	58,140
Costs of sales	10,935	2,037	235	4,877	18,084
Total costs of revenues	40,305	18,332	12,710	4,877	76,224

Gross Profit
Rental	31,543	12,142	9,140	—	52,825
Rental related services	4,116	52	1,398	—	5,566
Rental operations	35,659	12,194	10,538	—	58,391
Sales	4,707	3,324	28	2,699	10,758
Other	1,223	557	68	—	1,848
Total gross profit	41,589	16,075	10,634	2,699	70,997
Selling and administrative expenses	17,686	6,544	7,267	1,252	32,749
Income from operations	$23,903	$9,531	$3,367	$1,447	$38,248
Interest expense					(2,924)
Foreign currency exchange gain					130
Provision for income taxes					(9,053)
Net income					$26,401

Other Information
Average rental equipment [1]	$813,535	$328,038	$314,906
Average monthly total yield [2]	1.99%	2.81%	1.69%
Average utilization [3]	79.3%	66.8%	50%
Average monthly rental rate [4]	2.51%	4.2%	3.39%

1. Average rental equipment represents the cost of rental equipment excluding accessory equipment.  For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.
2. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.
3. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.
4. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Three months ended December 31, 2018
(dollar amounts in thousands)	Mobile Modular	TRS-RenTelco	Adler Tanks	Enviroplex	Consolidated

Revenues
Rental	$42,700	$24,018	$18,373	$—	$85,091
Rental related services	14,186	1,013	6,911	—	22,110
Rental operations	56,886	25,031	25,284	—	107,201
Sales	8,773	6,493	415	9,215	24,896
Other	302	606	110	—	1,018
Total revenues	65,961	32,130	25,809	9,215	133,115

Costs and Expenses
Direct costs of rental operations:
Depreciation	5,359	9,475	4,018	—	18,852
Rental related services	10,670	742	5,482	—	16,894
Other	9,352	3,865	2,765	—	15,982
Total direct costs of rental operations	25,381	14,082	12,265	—	51,728
Costs of sales	6,345	3,430	520	5,989	16,284
Total costs of revenues	31,726	17,512	12,785	5,989	68,012

Gross Profit (Loss)
Rental	27,989	10,678	11,590	—	50,257
Rental related services	3,516	271	1,429	—	5,216
Rental operations	31,505	10,949	13,019	—	55,473
Sales	2,428	3,063	(105)	3,226	8,612
Other	302	606	110	—	1,018
Total gross profit	34,235	14,618	13,024	3,226	65,103
Selling and administrative expenses	14,826	6,043	7,781	1,287	29,937
Income from operations	$19,409	$8,575	$5,243	$1,939	35,166
Interest expense					(3,164)
Foreign currency exchange gain					16
Provision for income taxes					(7,769)
Net income					$24,249

Other Information
Average rental equipment [1]	$770,355	$284,959	$311,815
Average monthly total yield [2]	1.85%	2.81%	1.96%
Average utilization [3]	79.2%	63.1%	61%
Average monthly rental rate [4]	2.33%	4.45%	3.22%

1. Average rental equipment represents the cost of rental equipment excluding accessory equipment.  For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.
2. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.
3. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.
4. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Twelve months ended December 31, 2019
(dollar amounts in thousands)	Mobile Modular	TRS-RenTelco	Adler Tanks	Enviroplex	Consolidated

Revenues
Rental	$182,316	$103,704	$67,869	$—	$353,889
Rental related services	69,395	3,260	28,383	—	101,038
Rental operations	251,711	106,964	96,252	—	454,927
Sales	47,043	22,106	1,266	39,814	110,229
Other	2,256	2,413	405	—	5,074
Total revenues	301,010	131,483	97,923	39,814	570,230

Costs and Expenses
Direct costs of rental operations:
Depreciation	22,071	41,948	16,372	—	80,391
Rental related services	51,787	2,791	21,663	—	76,241
Other	51,136	16,303	11,926	—	79,365
Total direct costs of rental operations	124,994	61,042	49,961	—	235,997
Costs of sales	32,398	9,693	948	25,029	68,068
Total costs of revenues	157,392	70,735	50,909	25,029	304,065

Gross Profit
Rental	109,109	45,453	39,571	—	194,133
Rental related services	17,608	469	6,720	—	24,797
Rental operations	126,717	45,922	46,291	—	218,930
Sales	14,645	12,413	318	14,785	42,161
Other	2,256	2,413	405	—	5,074
Total gross profit	143,618	60,748	47,014	14,785	266,165
Selling and administrative expenses	65,699	24,645	29,321	5,128	124,793
Income from operations	$77,919	$36,103	$17,693	$9,657	$141,372
Interest expense					(12,331)
Foreign currency exchange gain					84
Provision for income taxes					(32,319)
Net income					$96,806

Other Information
Average rental equipment [1]	$795,250	$306,426	$313,810
Average monthly total yield [2]	1.9%	2.82%	1.8%
Average utilization [3]	79.2%	66.2%	54.7%
Average monthly rental rate [4]	2.41%	4.26%	3.29%

1. Average rental equipment represents the cost of rental equipment excluding accessory equipment.  For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.
2. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.
3. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.
4. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

MCGRATH RENTCORP
BUSINESS SEGMENT DATA (unaudited)
Twelve months ended December 31, 2018
(dollar amounts in thousands)	Mobile Modular	TRS-RenTelco	Adler Tanks	Enviroplex	Consolidated

Revenues
Rental	$159,136	$89,937	$69,701	$—	$318,774
Rental related services	54,696	3,300	24,911	—	82,907
Rental operations	213,832	93,237	94,612	—	401,681
Sales	39,467	23,061	1,044	29,046	92,618
Other	1,275	2,359	397	—	4,031
Total revenues	254,574	118,657	96,053	29,046	498,330

Costs and Expenses
Direct costs of rental operations:
Depreciation	21,200	36,011	15,928	—	73,139
Rental related services	41,701	2,698	19,899	—	64,298
Other	42,812	14,699	11,167	—	68,678
Total direct costs of rental operations	105,713	53,408	46,994	—	206,115
Costs of sales	28,111	10,476	1,004	19,373	58,964
Total costs of revenues	133,824	63,884	47,998	19,373	265,079

Gross Profit
Rental	95,123	39,227	42,607	—	176,957
Rental related services	12,995	602	5,012	—	18,609
Rental operations	108,118	39,829	47,619	—	195,566
Sales	11,357	12,585	39	9,673	33,654
Other	1,275	2,359	397	—	4,031
Total gross profit	120,750	54,773	48,055	9,673	233,251
Selling and administrative expenses	58,017	22,823	30,026	4,904	115,770
Income from operations	$62,733	$31,950	$18,029	$4,769	$117,481
Interest expense					(12,297)
Foreign currency exchange loss					(489)
Provision for income taxes					(25,289)
Net income					$79,406

Other Information
Average rental equipment [1]	$756,513	$275,891	$310,401
Average monthly total yield [2]	1.75%	2.72%	1.87%
Average utilization [3]	78.2%	62.7%	59.9%
Average monthly rental rate [4]	2.24%	4.33%	3.13%

1. Average rental equipment represents the cost of rental equipment excluding accessory equipment.  For Mobile Modular and Adler Tanks, Average rental equipment also excludes new equipment inventory.
2. Average monthly total yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment for the period.
3. Average utilization is calculated by dividing the average month end costs of rental equipment on rent by the average month end total costs of rental equipment.
4. Average monthly rental rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent for the period.

Reconciliation of Adjusted EBITDA to the most directly comparable GAAP measures

To supplement the Company’s financial data presented on a basis consistent with accounting principles generally accepted in the United States of America (“GAAP”), the Company presents “Adjusted EBITDA”, which is defined by the Company as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs and share-based compensation.  The Company presents Adjusted EBITDA as a financial measure as management believes it provides useful information to investors regarding the Company’s liquidity and financial condition and because management, as well as the Company’s lenders, use this measure in evaluating the performance of the Company.

Management uses Adjusted EBITDA as a supplement to GAAP measures to further evaluate the Company’s period-to-period operating performance, compliance with financial covenants in the Company’s revolving lines of credit and senior notes and the Company’s ability to meet future capital expenditure and working capital requirements.  Management believes the exclusion of non-cash charges, including share-based compensation, is useful in measuring the Company’s cash available for operations and performance of the Company.  Because management finds Adjusted EBITDA useful, the Company believes its investors will also find Adjusted EBITDA useful in evaluating the Company’s performance.

Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with GAAP or as a measure of the Company’s profitability or liquidity. Adjusted EBITDA is not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. Unlike EBITDA, which may be used by other companies or investors, Adjusted EBITDA does not include share-based compensation charges.  The Company believes that Adjusted EBITDA is of limited use in that it does not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and does not accurately reflect real cash flow.  In addition, other companies may not use Adjusted EBITDA or may use other non-GAAP measures, limiting the usefulness of Adjusted EBITDA for purposes of comparison. The Company’s presentation of Adjusted EBITDA should not be construed as an inference that the Company will not incur expenses that are the same as or similar to the adjustments in this presentation. Therefore, Adjusted EBITDA should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company compensates for the limitations of Adjusted EBITDA by relying upon GAAP results to gain a complete picture of the Company’s performance.  Because Adjusted EBITDA is a non-GAAP financial measure as defined by the SEC, the Company includes in the tables below reconciliations of Adjusted EBITDA to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Reconciliation of Net Income to Adjusted EBITDA

(dollar amounts in thousands)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net income	$26,401	$24,249	$96,806	$79,406
Provision for income taxes	9,053	7,769	32,319	25,289
Interest expense	2,924	3,164	12,331	12,297
Depreciation and amortization	23,516	21,079	89,476	81,975
EBITDA	61,894	56,261	230,932	198,967
Impairment of rental assets	—	—	—	39
Share-based compensation	1,796	1,301	5,892	4,111
Adjusted EBITDA [1]	$63,690	$57,562	$236,824	$203,117
Adjusted EBITDA margin [2]	43%	43%	42%	41%

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities

(dollar amounts in thousands)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Adjusted EBITDA [1]	$63,690	$57,562	$236,824	$203,117
Interest paid	(3,116)	(3,405)	(12,475)	(12,598)
Income taxes paid, net of refunds received	(7,498)	(2,102)	(17,528)	(18,157)
Gain on sale of used rental equipment	(6,141)	(4,515)	(21,309)	(19,559)
Foreign currency exchange loss	(130)	(16)	(84)	489
Amortization of debt issuance cost	3	2	11	20
Change in certain assets and liabilities:
Accounts receivable, net	9,964	(5,927)	(6,310)	(15,144)
Prepaid expenses and other assets	(1,796)	844	(13,530)	(9,351)
Accounts payable and other liabilities	1,957	1,867	17,257	3,592
Deferred income	(5,808)	1,517	5,138	10,258
Net cash provided by operating activities	$51,125	$45,827	$187,994	$142,667

1. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, non-cash impairment costs and share-based compensation.
2. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total revenues for the period.

FOR INFORMATION CONTACT:	Keith E. Pratt
EVP & Chief Financial Officer
925-606-9200